KKR & Co. L.P. Reports First Quarter 2016 Results

NEW YORK, April 25, 2016 - KKR & Co. L.P. (NYSE: KKR) today reported a GAAP net loss for the first quarter 2016 of $(329.9) million.
For the quarter ended March 31, 2016, After-tax Economic Net Income and After-tax Economic Net Income per adjusted unit were $(553.0) million and $(0.65), respectively, compared to $525.9 million and $0.62 for the quarter ended March 31, 2015.    After-tax Cash Earnings and After-tax Cash Earnings per adjusted unit eligible for distribution were $168.7 million and $0.21, respectively, for the quarter ended March 31, 2016 compared to $487.7 million and $0.60 for the quarter ended March 31, 2015.

Quarterly Highlights

●
The first quarter of 2016 was a challenging environment with pronounced volatility across global capital markets.  Reflecting this, KKR’s private equity portfolio and the investments on KKR’s balance sheet depreciated 0.9% and 5.4%, respectively, in the quarter compared to the total return for the MSCI World Index of -0.2%.

●
As of March 31, 2016, Assets Under Management and Fee Paying Assets Under Management were $126 billion and $94 billion, respectively, up 17% and 9% compared to March 31, 2015 as new capital raised has exceeded $26 billion over the past twelve months on an organic basis.  Uncalled commitments as of March 31, 2016 were $35 billion, up 60% on a year-over-year basis.

●
Since the announcement of our unit repurchase program on October 27, 2015, KKR has repurchased 26.4 million units for $388 million.  In addition, 3.6 million granted equity awards were cancelled for approximately $57 million to satisfy tax obligations in connection with their vesting.  In total, 30 million units have been retired on a fully-diluted basis over this period.

●	Book value per adjusted unit was $10.79 as of March 31, 2016 compared to $12.19 per adjusted unit as of March 31, 2015.

●	Our regular distribution per common unit of $0.16 was declared for the quarter ended March 31, 2016.

“Unrealized, mark-to-market declines in a handful of our larger balance sheet investments negatively impacted our reported Economic Net Income this quarter,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR.  “Our underlying fundamentals across fundraising, deployment, exit activity and long-term investment performance remain strong.  Periods with broad market volatility, like we’ve experienced, create meaningful opportunities, and with record dry powder, we feel well positioned to invest and earn attractive returns on behalf of our fund investors and unitholders.”

Note: Certain financial measures, including ENI, After-tax ENI, After-tax cash earnings, book value, cash and short-term investments and adjusted units, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Exhibits C and D for a reconciliation of such measures to financial results prepared in accordance with GAAP.

GAAP RESULTS
GAAP net income (loss) for the quarter ended March 31, 2016, included net income (loss) attributable to KKR & Co. L.P. of $(329.9) million and net income (loss) attributable to KKR & Co. L.P. per common unit of $(0.73), on a diluted basis.  For the quarter ended March 31, 2015, net income (loss) attributable to KKR & Co. L.P. was $270.5 million and net income (loss) attributable to KKR & Co. L.P. per common unit was $0.57, on a diluted basis.  The decrease was primarily due to mark-to-market investment losses.  On January 1, 2016, KKR adopted ASU No. 2015-02 resulting in the de-consolidation of a large portion of KKR's investment funds.  Restatement of the prior period results is not required and prior periods presented below have not been impacted.  This adoption did not impact net income (loss) attributable to KKR & Co. L.P.  Subsequent to this adoption, KKR will have consolidated assets of less than $40 billion as of March 31, 2016 under GAAP.
TOTAL REPORTABLE SEGMENT RESULTS
KEY FINANCIAL METRICS (UNAUDITED) (Amounts in thousands, except per adjusted unit amounts)

	Quarter Ended
	March 31, 2016	March 31, 2015	% Change
Cash Earnings

Management, Monitoring and Transaction Fees, Net	$279,915	$294,410
Realized Performance Income (Loss)	98,881	308,090
Realized Investment Income (Loss)	35,393	231,342
Total Cash Segment Revenues	414,189	833,842	(50)%
Less: Total Cash Segment Expenses and Other	218,954	307,361
Less: Corporate and Local Income Taxes Paid	26,503	38,805
After-tax Cash Earnings	$168,732	$487,676	(65)%

After-tax Cash Earnings Per Adjusted Units Eligible for Distribution	$0.21	$0.60	(65)%

	Quarter Ended
Economic Net Income (Loss)	March 31, 2016	March 31, 2015	% Change

Management, Monitoring and Transaction Fees, Net	$279,915	$294,410
Performance Income (Loss)	(124,924)	447,374
Investment Income (Loss)	(529,598)	220,621
Total Segment Revenues	(374,607)	962,405	(139)%
Less: Total Segment Expenses and Other	132,312	362,992
Economic Net Income (Loss)	(506,919)	599,413
Less: Equity-based Compensation	49,961	52,265
Pre-tax Economic Net Income (Loss)	(556,880)	547,148
Less: Provision for Income Tax (Benefit)	(3,892)	21,235
After-tax Economic Net Income (Loss)	$(552,988)	$525,913	(205)%

After-tax Economic Net Income (Loss) Per Adjusted Unit	$(0.65)	$0.62	(205)%

Book Value Per Unit*	March 31, 2016	March 31, 2015

Book Value Per Outstanding Adjusted Unit	$11.33	$12.81	(12)%

Book Value Per Adjusted Unit	$10.79	$12.19	(11)%

	Last Twelve Months Ended
	March 31, 2016	March 31, 2015
Return on Equity	(1)%	15%

Cash Return on Equity	11%	20%

*See reconciliations in Exhibit D for calculations of Outstanding Adjusted Units and Adjusted Units Available for Distribution.  Prospectively, Book Value will be reported only on a per Outstanding Adjusted Unit basis.

TOTAL REPORTABLE SEGMENTS

Total segment revenues were $(374.6) million for the quarter ended March 31, 2016, compared to total segment revenues of $962.4 million for the quarter ended March 31, 2015. The decrease was principally attributable to unrealized investment losses and unrealized carried interest losses in the current period compared to income in the prior period.  These unrealized losses in the first quarter of 2016 were driven largely by unrealized losses on the reduction in the stock price of First Data Corporation.  KKR’s private equity portfolio depreciated 0.9% for the quarter ended March 31, 2016 and appreciated by 7.7% for the last twelve months ended March 31, 2016.
ENI was $(506.9) million for the quarter ended March 31, 2016, compared to ENI of $599.4 million for the quarter ended March 31, 2015. The decrease was primarily attributable to lower total segment revenues as described above, partially offset by a decrease in performance income compensation reflecting carried interest losses in the first quarter of 2016.  For the quarter ended March 31, 2016, the reduction in the stock price of First Data Corporation reduced ENI by approximately $300 million.
AUM was $126.4 billion as of March 31, 2016, an increase of $6.9 billion, compared to AUM of $119.5 billion as of December 31, 2015. The increase was primarily attributable to new capital raised in our private equity, credit and hedge fund businesses, including the final close of our Special Situations II fund. The increase was partially offset by (i) distributions to limited partners of our private equity funds arising from realizations; (ii) distributions and redemptions in our credit and hedge fund solutions businesses; and (iii) to a lesser extent a decrease in the fair value of our private equity portfolio and our hedge fund solutions business.
FPAUM was $93.7 billion as of March 31, 2016, an increase of $2.0 billion, compared to FPAUM of $91.7 billion as of December 31, 2015. The increase was primarily attributable to new capital raised in our Real Estate Partners Europe fund together with new capital raised as described in the paragraph above. These increases were partially offset by distributions to limited partners of our private equity funds arising from realizations and distributions and redemptions in our credit and hedge fund solutions business.
CAPITAL AND LIQUIDITY
As of March 31, 2016, KKR had $1.5 billion of cash and short-term investments and $3.0 billion of outstanding debt obligations and preferred units (as discussed below) on a total reportable segment basis. This includes KFN’s debt obligations of $657 million and KFN’s 7.375% Series A LLC preferred shares of $373.8 million, which are non-recourse to KKR beyond the assets of KFN. As of March 31, 2016, KKR had a $1.0 billion revolving credit facility, which was undrawn. In addition, KKR has a $500.0 million revolving credit facility for use in its capital markets business, which was undrawn as of March 31, 2016.
As of March 31, 2016, KKR’s portion of total uncalled commitments to its investment funds was $1.9 billion. See Exhibit B for details.
DISTRIBUTIONS
A distribution of $0.16 per common unit has been declared, which will be paid on May 19, 2016 to holders of record of common units as of the close of business on May 5, 2016. Under KKR's distribution policy for its common units, KKR intends to make equal quarterly distributions to holders of common units in an amount of $0.16 per common unit per quarter.
On March 17, 2016, KKR issued 13,800,000 units of 6.75% Series A Preferred Units at $25.00 per unit.  Distributions on Series A Preferred Units are payable, when and if declared, quarterly on March 15, June 15, September 15 and December 15 of each year.  Distributions on the Series A Preferred Units are non-cumulative.  KKR’s ability to repurchase and declare distributions on its common units is subject to the declaration of distributions on the Series A Preferred Units.
A distribution of $0.412500 per Series A Preferred Unit has been declared and set aside for payment on June 15, 2016 to holders of record of Series A Preferred Units as of the close of business on June 1, 2016.  This first distribution on Series A Preferred Units is calculated based on the date of the original issuance.
The declaration and payment of any future distributions on preferred or common units are subject to the discretion of the board of directors of the general partner of KKR, and the terms of its limited partnership agreement. There can be no assurance that future distributions will be made as intended or at all, that unitholders will receive sufficient distributions to satisfy payment of their tax liabilities as limited partners of KKR or that any particular distribution policy for common units will be maintained.
SUPPLEMENTAL INFORMATION
A slide presentation containing supplemental commentary about the Company's financial results for the fiscal quarter ended March 31, 2016 may be accessed through the KKR Investor Relations section of the KKR website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. The presentation will be referenced on the conference call discussed below.
CONFERENCE CALL
A conference call to discuss KKR's financial results will be held on Monday, April 25, 2016 at 10:00 a.m. ET. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investor Center section of KKR's website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR's website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 86559359, beginning approximately two hours after the broadcast.

From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. L.P. at http://ir.kkr.com/kkr_ir/kkr_events.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.
ABOUT KKR
KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners' capital and brings opportunities to others through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR's website at www.kkr.com and on Twitter @KKR_Co.
FORWARD-LOOKING STATEMENTS
This release contains certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to AUM, FPAUM, ENI, ENI after taxes, after-tax cash earnings, capital invested and syndicated capital, uncalled commitments, cash and short-term investments, net realized investment income and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the general volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions or strategic partnerships; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. All forward looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on February 26, 2016, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.

CONTACT INFORMATION

Investor Relations:	Media:
Kohlberg Kravis Roberts & Co. L.P.	Kohlberg Kravis Roberts & Co. L.P.
Craig Larson	Kristi Huller
Tel: +1-877-610-4910 (U.S.) / +1-212-230-9410	Tel: +1-212-750-8300
investor-relations@kkr.com	media@kkr.com

KKR
CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended
	March 31, 2016	March 31, 2015
Revenues
Fees and Other	$162,805	$291,345
Expenses
Compensation and Benefits	125,489	364,999
Occupancy and Related Charges	16,566	15,732
General, Administrative and Other	166,268	134,302
Total Expenses	308,323	515,033
Investment Income (Loss)
Net Gains (Losses) from Investment Activities	(735,223)	1,919,825
Dividend Income	63,213	78,815
Interest Income	230,476	296,158
Interest Expense	(171,394)	(111,963)
Total Investment Income (Loss)	(612,928)	2,182,835

Income (Loss) Before Taxes	(758,446)	1,959,147

Income Tax (Benefit)	1,890	16,138

Net Income (Loss)	(760,336)	1,943,009

Net Income (Loss) Attributable to
Redeemable Noncontrolling Interests	(38)	1,933
Net Income (Loss) Attributable to
Noncontrolling Interests	(430,359)	1,670,569

Net Income (Loss) Attributable to KKR & Co. L.P.	$(329,939)	$270,507

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$(0.73)	$0.62
Diluted (a)	$(0.73)	$0.57
Weighted Average Common Units Outstanding
Basic	450,262,143	434,874,820
Diluted (a)	450,262,143	472,225,344

(a)
KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per common unit since the exchange of these units would not dilute KKR’s respective ownership interests in the KKR Group Partnerships.  For the quarter ended March 31, 2016, unvested common units and other securities are excluded from the calculation of diluted earnings per common unit because inclusion of such unvested common units and other securities would be anti-dilutive having the effect of decreasing the loss per common unit.

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$194,600	$195,072	$173,780
Monitoring Fees	12,037	94,128	97,838
Transaction Fees	96,085	107,320	103,286
Fee Credits	(22,807)	(59,375)	(80,494)
Total Management, Monitoring and Transaction Fees, Net	279,915	337,145	294,410
Performance Income (Loss)
Realized Incentive Fees	1,593	7,209	5,665
Realized Carried Interest	97,288	207,211	302,425
Unrealized Carried Interest	(223,805)	112,388	139,284
Total Performance Income (Loss)	(124,924)	326,808	447,374
Investment Income (Loss)
Net Realized Gains (Losses)	(24,183)	(81,343)	180,667
Net Unrealized Gains (Losses)	(564,991)	(128,765)	(10,721)
Total Realized and Unrealized	(589,174)	(210,108)	169,946
Interest Income and Dividends	108,120	85,907	96,433
Interest Expense	(48,544)	(52,174)	(45,758)
Net Interest and Dividends	59,576	33,733	50,675
Total Investment Income (Loss)	(529,598)	(176,375)	220,621
Total Segment Revenues	(374,607)	487,578	962,405
Segment Expenses
Compensation and Benefits
Cash Compensation and Benefits	100,899	121,036	104,762
Realized Performance Income Compensation	39,552	85,766	123,235
Unrealized Performance Income Compensation	(86,642)	45,351	55,631
Total Compensation and Benefits	53,809	252,153	283,628
Occupancy and Related Charges	15,950	16,666	14,796
Other Operating Expenses	61,886	68,978	60,946
Total Segment Expenses	131,645	337,797	359,370
Income (Loss) attributable to noncontrolling interests	667	5,100	3,622
Economic Net Income (Loss) (a)	(506,919)	144,681	599,413
Equity-based Compensation	49,961	37,376	52,265
Pre-tax Economic Net Income (Loss) (b)	(556,880)	107,305	547,148
Provision for Income Tax (Benefit)	(3,892)	36,797	21,235
After-tax Economic Net Income (Loss) (c)	$(552,988)	$70,508	$525,913

After-tax Economic Net Income (Loss) Per Adjusted Unit	$(0.65)	$0.08	$0.62
Weighted Average Adjusted Units (Fully Diluted Basis) (a)	847,972,012	852,446,702	848,061,661

Assets Under Management	$126,388,900	$119,544,300	$107,624,700
Fee Paying Assets Under Management	$93,719,700	$91,720,500	$85,712,500
Capital Invested and Syndicated Capital	$3,069,600	$3,273,500	$3,506,900
Uncalled Commitments	$34,496,300	$29,457,100	$21,555,600

Fee Related Earnings (d)	$140,998	$180,848	$158,479

(a) See definitions for Economic Net Income (Loss) and adjusted units under "Notes to Reportable Segments."
(b) Represents Economic Net Income (Loss) after equity-based compensation.
(c) Represents Economic Net Income (Loss) after equity-based compensation and income taxes.
(d) See Exhibit A "Other Information" for the definition and calculation of Fee Related Earnings.

KKR
SCHEDULE OF SEGMENT REVENUES AND OTHER SELECTED FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

PRIVATE MARKETS

	Quarter Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$117,798	$122,703	$109,276
Monitoring Fees	12,037	94,128	97,838
Transaction Fees	37,398	40,000	46,599
Fee Credits	(22,596)	(51,567)	(69,906)
Total Management, Monitoring and Transaction Fees, Net	144,637	205,264	183,807
Performance Income (Loss)
Realized Incentive Fees	—	—	—
Realized Carried Interest	93,450	207,211	302,425
Unrealized Carried Interest	(194,699)	137,438	126,937
Total Performance Income (Loss)	(101,249)	344,649	429,362
Investment Income (Loss)
Net Realized Gains (Losses)	—	—	—
Net Unrealized Gains (Losses)	—	—	—
Total Realized and Unrealized	—	—	—
Interest Income and Dividends	—	—	—
Interest Expense	—	—	—
Net Interest and Dividends	—	—	—
Total Investment Income (Loss)	—	—	—
Total Segment Revenues	$43,388	$549,913	$613,169

Assets Under Management	$71,056,700	$66,028,600	$65,224,300
Fee Paying Assets Under Management	$46,008,000	$45,307,400	$47,161,900
Capital Invested	$1,986,000	$1,355,300	$2,047,400
Uncalled Commitments	$26,903,200	$22,766,300	$18,690,000

PUBLIC MARKETS

	Quarter Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$76,802	$72,369	$64,504
Monitoring Fees	—	—	—
Transaction Fees	1,132	8,183	13,430
Fee Credits	(211)	(7,808)	(10,588)
Total Management, Monitoring and Transaction Fees, Net	77,723	72,744	67,346
Performance Income (Loss)
Realized Incentive Fees	1,593	7,209	5,665
Realized Carried Interest	3,838	—	—
Unrealized Carried Interest	(29,106)	(25,050)	12,347
Total Performance Income (Loss)	(23,675)	(17,841)	18,012
Investment Income (Loss)
Net Realized Gains (Losses)	—	—	—
Net Unrealized Gains (Losses)	—	—	—
Total Realized and Unrealized	—	—	—
Interest Income and Dividends	—	—	—
Interest Expense	—	—	—
Net Interest and Dividends	—	—	—
Total Investment Income (Loss)	—	—	—
Total Segment Revenues	$54,048	$54,903	$85,358

Assets Under Management	$55,332,200	$53,515,700	$42,400,400
Fee Paying Assets Under Management	$47,711,700	$46,413,100	$38,550,600
Capital Invested	$418,300	$1,742,600	$1,210,800
Uncalled Commitments	$7,593,100	$6,690,800	$2,865,600

KKR
SCHEDULE OF SEGMENT REVENUES AND OTHER SELECTED FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

CAPITAL MARKETS

Quarter Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$—	$—	$—
Monitoring Fees	—	—	—
Transaction Fees	57,555	59,137	43,257
Fee Credits	—	—	—
Total Management, Monitoring and Transaction Fees, Net	57,555	59,137	43,257
Performance Income (Loss)
Realized Incentive Fees	—	—	—
Realized Carried Interest	—	—	—
Unrealized Carried Interest	—	—	—
Total Performance Income (Loss)	—	—	—
Investment Income (Loss)
Net Realized Gains (Losses)	—	—	—
Net Unrealized Gains (Losses)	—	—	—
Total Realized and Unrealized	—	—	—
Interest Income and Dividends	—	—	—
Interest Expense	—	—	—
Net Interest and Dividends	—	—	—
Total Investment Income (Loss)	—	—	—
Total Segment Revenues	$57,555	$59,137	$43,257

Syndicated Capital	$665,300	$175,600	$248,700

PRINCIPAL ACTIVITIES

	Quarter Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Segment Revenues
Management, Monitoring and Transaction Fees, Net
Management Fees	$—	$—	$—
Monitoring Fees	—	—	—
Transaction Fees	—	—	—
Fee Credits	—	—	—
Total Management, Monitoring and Transaction Fees, Net	—	—	—
Performance Income (Loss)
Realized Incentive Fees	—	—	—
Realized Carried Interest	—	—	—
Unrealized Carried Interest	—	—	—
Total Performance Income (Loss)	—	—	—
Investment Income (Loss)
Net Realized Gains (Losses)	(24,183)	(81,343)	180,667
Net Unrealized Gains (Losses)	(564,991)	(128,765)	(10,721)
Total Realized and Unrealized	(589,174)	(210,108)	169,946
Interest Income and Dividends	108,120	85,907	96,433
Interest Expense	(48,544)	(52,174)	(45,758)
Net Interest and Dividends	59,576	33,733	50,675
Total Investment Income (Loss)	(529,598)	(176,375)	220,621
Total Segment Revenues	$(529,598)	$(176,375)	$220,621

KKR
BALANCE SHEET
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except per unit amounts)

	As of		As of
	March 31, 2016		December 31, 2015
Cash and Short-term Investments	$1,536,524		$1,287,650
Investments	8,187,186	(a)	8,958,089
Unrealized Carry	1,282,905	(b)	1,415,478	(b)
Other Assets	1,621,945		1,613,139
Corporate Real Estate	161,225		154,942
Total Assets	$12,789,785		$13,429,298

Debt Obligations - KKR (ex-KFN)	$2,000,000		$2,000,000
Debt Obligations - KFN	657,310		657,310
Preferred Shares - KFN	373,750		373,750
Other Liabilities	274,907		291,537
Total Liabilities	3,305,967		3,322,597

Noncontrolling Interests	20,703		127,472
6.75% Series A Preferred Units	345,000		—

Book Value	$9,118,115		$9,979,229

Book Value Per Outstanding Adjusted Unit*	$11.33		$12.18

Book Value Per Adjusted Unit	$10.79		$11.78

(a) See schedule of investments that follows on the next page.

	As of		As of
(b) Unrealized Carry	March 31, 2016		December 31, 2015
Private Markets	$1,225,699		$1,340,556
Public Markets	57,206		74,922
Total	$1,282,905		$1,415,478

* See reconciliation in Exhibit D for calculation of Outstanding Adjusted Units. Prospectively, Book Value will be reported only on a per Outstanding Adjusted Unit basis.

KKR SCHEDULE OF INVESTMENTS* TOTAL REPORTABLE SEGMENTS (UNAUDITED) (Amounts in thousands, except percentage amounts)
As of March 31, 2016		Alternative Credit: Infrastructure: 10.4% 2.5% Real Estate: 9.2% Energy: 6.0% CLOs: 10.6% Other Credit 4.6% Other 9.4% Private Equity and Other Equity: 47.3%

Investments	Fair Value

Private Equity Co-Investments and Other Equity	$2,872,632
Private Equity Funds	998,303
Private Equity Total	3,870,935

Energy	487,801
Real Estate (a)	757,034
Infrastructure	206,046
Real Assets Total	1,450,881

Special Situations	732,874
Direct Lending	65,504
Mezzanine	53,645
Alternative Credit Total	852,023
CLOs (a)	868,779
Liquid Credit	184,258
Specialty Finance	190,765
Credit Total	2,095,825

Other	769,545

Total Investments	$8,187,186

	As of March 31, 2016
Significant Investments: (b)	Fair Value	Fair Value as a Percentage of Total Investments
First Data Corporation (NYSE: FDC)	$1,030,536	12.6%
Walgreens Boots Alliance (NASDAQ: WBA)	732,637	8.9%
WMI Holdings Corp. (NASDAQ: WMIH)	291,049	3.6%
HCA Holdings, Inc. (NYSE: HCA)	195,111	2.4%
Oil & Gas Royalties Investment	137,500	1.7%
Total Significant Investments	2,386,833	29.2%

Other Investments	5,800,353	70.8%
Total Investments	$8,187,186	100.0%

* Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority investments in subsidiaries that operate KKR’s asset management and broker-dealer businesses, including the general partner interests of KKR’s investment funds.
** General partner commitments in our funds are included in the various asset classes shown above. Private Equity and Other Equity includes KKR private equity funds, co-investments alongside such KKR sponsored private equity funds and other opportunistic investments. However, equity investments in other asset classes, such as real estate, special situations and energy appear in these other asset classes.  Other Credit consists of liquid credit and specialty finance strategies.

(a) Includes approximately $129.0 million and $312.7 million of CLOs and our holdings of a real estate investment trust, respectively, that are not held for investment purposes and are held at cost.

(b) The significant investments include the top five investments (other than investments expected to be syndicated or transferred in connection with new fundraising) based on their fair market value as of March 31, 2016. The fair value figures include the co-investment and the limited partner and/or general partner interests held by KKR in the underlying investment, if applicable.

KKR
ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended March 31, 2016
December 31, 2015	$66,028,600	$53,515,700		$119,544,300
New Capital Raised	6,556,700	4,071,200		10,627,900
Distributions	(1,018,300)	(1,771,400)	(a)	(2,789,700)
Change in Value	(510,300)	(483,300)		(993,600)
March 31, 2016	$71,056,700	$55,332,200		$126,388,900

Trailing Twelve Months Ended March 31, 2016
March 31, 2015	$65,224,300	$42,400,400		$107,624,700
New Capital Raised	11,936,400	14,672,900		26,609,300
Acquisitions	—	6,010,800		6,010,800
Distributions	(9,883,800)	(6,832,000)	(b)	(16,715,800)
Change in Value	3,779,800	(919,900)		2,859,900
March 31, 2016	$71,056,700	$55,332,200		$126,388,900

KKR
FEE PAYING ASSETS UNDER MANAGEMENT (UNAUDITED)
(Amounts in thousands)

	Private Markets Segment	Public Markets Segment		Total Reportable Segments
Quarter Ended March 31, 2016
December 31, 2015	$45,307,400	$46,413,100		$91,720,500
New Capital Raised	914,700	3,476,400		4,391,100
Distributions	(331,300)	(1,764,200)	(a)	(2,095,500)
Change in Value	117,200	(413,600)		(296,400)
March 31, 2016	$46,008,000	$47,711,700		$93,719,700

Trailing Twelve Months Ended March 31, 2016
March 31, 2015	$47,161,900	$38,550,600		$85,712,500
New Capital Raised	3,490,300	10,411,600		13,901,900
Acquisitions	—	6,010,800		6,010,800
Distributions	(4,915,400)	(6,454,900)	(b)	(11,370,300)
Change in Value	271,200	(806,400)		(535,200)
March 31, 2016	$46,008,000	$47,711,700		$93,719,700

(a) Includes $1,214.7 million of redemptions by fund investors.
(b) Includes $3,382.8 million of redemptions by fund investors.

KKR
INVESTMENT VEHICLE SUMMARY (a) (UNAUDITED)
As of March 31, 2016
(Amounts in millions, except percentages)

	Investment Period		Amount
	Commencement Date	End Date	Commitment	Uncalled Commitments	Percentage Committed by General Partner	Invested	Realized	Remaining Cost	Remaining Fair Value
Private Markets

Private Equity Funds
European Fund IV (b)	12/2014	12/2020	$3,496.0	$2,986.9	5.7%	$509.1	$—	$509.1	$517.5
Asian Fund II (b)	4/2013	4/2019	5,825.0	3,634.6	1.3%	2,944.3	753.9	2,190.2	3,452.3
North America Fund XI (b)	9/2012	9/2018	8,718.4	3,460.2	2.9%	6,232.9	1,801.8	4,879.1	7,169.1
China Growth Fund	11/2010	11/2016	1,010.0	307.6	1.0%	702.4	283.4	544.4	687.2
E2 Investors (Annex Fund)	8/2009	11/2013	195.8	—	4.9%	195.8	195.7	18.1	11.8
European Fund III	3/2008	3/2014	6,131.9	822.2	4.6%	5,309.7	4,447.2	3,224.2	4,481.8
Asian Fund	7/2007	4/2013	3,983.3	129.5	2.5%	3,853.8	5,728.6	1,747.7	2,343.5
2006 Fund	9/2006	9/2012	17,642.2	466.3	2.1%	17,175.9	18,724.2	7,755.9	12,207.2
European Fund II	11/2005	10/2008	5,750.8	—	2.1%	5,750.8	6,635.1	829.1	1,947.7
Millennium Fund	12/2002	12/2008	6,000.0	—	2.5%	6,000.0	12,606.6	650.0	1,429.3
European Fund	12/1999	12/2005	3,085.4	—	3.2%	3,085.4	8,748.0	—	7.3
Total Private Equity Funds			61,838.8	11,807.3		51,760.1	59,924.5	22,347.8	34,254.7

Co-Investment Vehicles and Other (b)	Various	Various	11,648.2	8,384.3	Various	3,328.1	2,473.1	2,307.7	3,086.5

Total Private Equity			73,487.0	20,191.6		55,088.2	62,397.6	24,655.5	37,341.2

Real Assets
Energy Income and Growth Fund	9/2013	9/2018	1,974.2	1,017.4	12.8%	956.8	158.5	867.6	556.8
Natural Resources Fund	Various	Various	887.4	2.9	Various	884.5	96.6	804.0	132.0
Global Energy Opportunities (b)	Various	Various	1,071.4	830.5	Various	275.9	55.1	242.4	149.5
Global Infrastructure Investors (b)	9/2011	10/2014	1,040.0	101.0	4.8%	967.0	226.1	872.2	1,000.8
Global Infrastructure Investors II (b)	10/2014	10/2020	3,033.3	2,386.3	4.1%	651.1	8.9	649.8	666.2
Infrastructure Co-Investments	Various	Various	1,129.7	—	Various	1,129.7	397.9	1,129.7	1,505.8
Real Estate Partners Americas (b)	5/2013	12/2016	1,229.1	628.1	16.3%	777.5	361.3	600.6	699.9
Real Estate Partners Europe (b)	9/2015	(c)	598.1	598.1	11.1%	—	—	—	—
Real Assets			10,963.2	5,564.3		5,642.5	1,304.4	5,166.3	4,711.0

Unallocated Commitments			1,147.3	1,147.3	Various	—	—	—	—

Private Markets Total			85,597.5	26,903.2		60,730.7	63,702.0	29,821.8	42,052.2

Public Markets
Special Situations Fund	12/2012	1/2016	2,274.3	217.5	11.6%	2,056.8	274.3	2,056.8	2,100.1
Special Situations Fund II	12/2014	3/2019	3,347.9	2,607.0	9.0%	740.9	—	740.9	552.2
Mezzanine Partners	3/2010	3/2015	1,022.8	156.6	4.4%	866.2	601.5	592.8	549.9
Lending Partners	12/2011	12/2014	460.2	61.1	15.2%	399.1	211.7	339.5	285.1
Lending Partners II	6/2014	6/2017	1,335.9	897.1	3.7%	438.8	58.5	438.8	451.7
Lending Partners Europe	3/2015	3/2018	847.6	828.1	5.0%	19.5	—	19.5	31.5
Other Alternative Credit Vehicles	Various	Various	5,609.1	2,825.7	Various	2,783.4	1,578.9	1,896.2	2,046.3

Public Markets Total			14,897.8	7,593.1		7,304.7	2,724.9	6,084.5	6,016.8

Grand Total			$100,495.3	$34,496.3		$68,035.4	$66,426.9	$35,906.3	$48,069.0

(a)
Reflects investment vehicles for which KKR has the ability to earn carried interest and excludes open ended funds, managed accounts, CLOs and certain other investment vehicles where KKR earns an incentive fee.

(b)	The “Invested” and “Realized” columns include the amounts of any realized investments that restored the unused capital commitments of the fund investors.
(c)	Four years from final close.

KKR
Notes to Reportable Segments (Unaudited)
The segment key performance measures that follow are used by management in making operating and resource deployment decisions as well as assessing the overall performance of each of KKR’s reportable business segments. The reportable segments for KKR’s business are presented prior to giving effect to the allocation of income (loss) between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total. In addition, KKR’s reportable segments are presented without giving effect to the consolidation of the funds that KKR manages.
KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to unitholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included elsewhere within this earnings release.
Adjusted units are used as a measure of the total common equity ownership of KKR that is held by KKR & Co. L.P. (including equity awards issued under the Equity Incentive Plan but excluding the Series A Preferred Units), KKR Holdings and other holders of securities exchangeable into common units of KKR & Co. L.P. and represent the fully diluted common unit count using the if-converted method. We believe this measure is useful to unitholders as it provides an indication of the total common equity ownership of KKR as if all outstanding KKR Holdings units, equity awards issued under the Equity Incentive Plan and other exchangeable securities had been exchanged for common units of KKR & Co. L.P. The Series A Preferred Units are not exchangeable for common units of KKR & Co. L.P.
After-tax cash earnings is used by management as a measure of the cash earnings of KKR. KKR believes this measure, which was formerly referred to as total distributable earnings, is useful to unitholders as it provides a supplemental measure to assess performance, excluding the impact of mark-to-market gains (losses).  After-tax cash earnings excludes certain realized investment losses to the extent unrealized losses on these investments were recognized prior to the combination with KPE on October 1, 2009.
Assets under management ("AUM") represent the assets managed by KKR or by its strategic partners from which KKR is entitled to receive fees or a carried interest (either currently or upon deployment of capital) and general partner capital. We believe this measure is useful to unitholders as it provides additional insight into KKR's capital raising activities and the overall activity in its investment funds and strategic partnerships. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR's investment funds; (ii) uncalled capital commitments from these funds, including uncalled capital commitments from which KKR is currently not earning management fees or carried interest; (iii) the fair value of investments in KKR's co-investment vehicles;  (iv) the par value of outstanding CLOs (excluding CLOs wholly-owned by KKR); (vi) KKR's pro-rata portion of the AUM managed by strategic partnerships in which KKR holds a minority ownership interest and (vi) the fair value of other assets managed by KKR.  The pro-rata portion of the AUM managed by strategic partnerships is calculated based on KKR’s percentage ownership interest in such entities multiplied by such entity’s respective AUM.  KKR's definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.
Book value is a measure of the net assets of KKR’s reportable segments and is used by management primarily in assessing the unrealized value of KKR’s investment portfolio, including carried interest, as well as KKR’s overall liquidity position. We believe this measure is useful to unitholders as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders including the holders of the Series A Preferred Units. Book value differs from KKR & Co. L.P. partners’ capital on a GAAP basis primarily as a result of the exclusion of ownership interests attributable to KKR Holdings.
Capital invested is the aggregate amount of capital that has been invested by KKR’s investment vehicles and is used as a measure of investment activity for KKR and its business segments during a given period. We believe this measure is useful to unitholders as it provides insight into KKR’s investments among its investment vehicles and replaces equity invested and gross dollars invested. Such amounts consist of capital invested by KKR’s investment vehicles, including investments made using investment financing arrangements.  Capital invested excludes investments in liquid credit strategies.
Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR’s liquidity position. We believe this measure is useful to unitholders as it provides additional insight into KKR’s available liquidity. Cash and short-term investments differ from cash and cash equivalents on a GAAP basis as a result of the inclusion of liquid short-term investments in cash and short-term investments.
Cash return on equity measures the amount of cash income generated as a percentage of capital invested in KKR’s business. Cash return on equity is calculated by dividing Cash Earnings on a trailing twelve-month basis by the average book value during the period.
Economic net income (loss) (“ENI”) is a measure of profitability for KKR’s reportable segments and is used by management as an alternative measurement of the operating and investment earnings of KKR and its business segments. We believe this measure is useful to unitholders as it provides additional insight into the overall profitability of KKR’s businesses inclusive of carried interest and related carry pool allocations and investment income. ENI is comprised of total segment revenues less total segment expenses and certain economic interests in KKR’s segments held by third parties. ENI differs from net income (loss) on a GAAP basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of fees and expenses of certain consolidated entities; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of non-cash equity-based charges and other non-cash compensation charges borne by KKR Holdings or incurred under the Equity Incentive Plan and other securities that are exchangeable for common units of KKR & Co. L.P.; (v) the exclusion of certain non-recurring items; (vi) the exclusion of investment income (loss) relating to noncontrolling interests; and (vii) the exclusion of income taxes.

Investments is a term used solely for purposes of financial presentation of a portion of KKR’s balance sheet and includes majority investments in subsidiaries that operate KKR’s asset management and broker-dealer businesses, including the general partner interests of KKR’s investment funds.
Fee paying AUM ("FPAUM") represents only those assets under management of KKR or its strategic partners from which KKR receives management fees. We believe this measure is useful to unitholders as it provides additional insight into the capital base upon which KKR earns management fees.  FPAUM is the sum of all of the individual fee bases that are used to calculate KKR's fees and differs from AUM in the following respects: (i) assets and commitments from which KKR does not receive a fee are excluded (i.e., assets and commitments with respect to which it receives only carried interest or is otherwise not currently receiving a fee) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.
Return on equity measures the amount of net income generated as a percentage of capital invested in KKR’s business. Return on equity is calculated by dividing After-tax Economic Net Income (Loss) on a trailing twelve-month basis by the average book value during the period.
Syndicated capital is generally the aggregate amount of capital in transactions originated by KKR and its investment funds and carry-yielding co-investment vehicles, which has been distributed to third parties in exchange for a fee. It does not include (i) capital invested in such transactions by KKR investment funds and carry-yielding co-investment vehicles, which is instead reported in equity invested and (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds. Syndicated capital is used as a measure of investment activity for KKR and its business segments during a given period, and we believe that this measure is useful to unitholders as it provides additional insight into levels of syndication activity in KKR's Capital Markets segment and across its investment platform.
Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to unitholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds to make future investments. Uncalled commitments are not reduced for investments completed using fund-level investment financing arrangements.

KKR
EXHIBIT A

OTHER FINANCIAL INFORMATION (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Fee Related Earnings
Total Management, Monitoring and Transaction Fees, Net	$279,915	$337,145	$294,410
Less: Cash Compensation and Benefits	100,899	121,036	104,762
Less: Occupancy and Related Charges	15,950	16,666	14,796
Less: Other Operating expenses	61,886	68,978	60,946
Plus: Expenses of Principal Activities Segment	39,818	50,383	44,573
Fee Related Earnings (a)	140,998	180,848	158,479
Plus: Net Interest and Dividends	59,576	33,733	50,675
Plus: Depreciation and Amortization	3,887	3,775	3,881
Plus: Core Interest Expense	29,105	29,516	25,332
Less: Expenses of Principal Activities Segment	39,818	50,383	44,573
Fee and Yield EBITDA (b)	193,748	197,489	193,794
Plus: Realized Performance Income (Loss), net	59,329	128,654	184,855
Plus: Net Realized Gains (Losses)	(24,183)	(81,343)	180,667
Total EBITDA	$228,894	$244,800	$559,316

Core Interest Expense
GAAP Interest Expense	$171,394	$170,282	$111,963
Less: Interest expense related to debt obligations from investment financing arrangements	122,850	118,108	66,205
Segment Interest Expense	48,544	52,174	45,758
Less: Interest Expense related to debt obligations from KFN and other	19,439	22,658	20,426
Core Interest Expense (c)	$29,105	$29,516	$25,332

(a) Fee related earnings (“FRE”) is a measure of the operating earnings of KKR and its business segments before performance income, related performance income compensation and investment income. KKR believes this measure is useful to unitholders as it provides additional insight into the operating profitability of KKR's fee generating management companies and capital markets businesses.
(b) Fee and Yield EBITDA is used by management as another measure of the cash earnings of KKR and its business segments investment income. We believe this measure is also useful to unitholders as it provides insight into the amount of KKR’s cash earnings before the impact of interest expense, significant portions of which tend to be more recurring than realized carried interest and realized investment income from quarter to quarter.
(c) Core interest expense is used by management as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s investment funds, investment vehicles and principal investments and also excludes interest expense incurred by KFN. The financing arrangements excluded from core interest expense are not direct obligations of the general partners of KKR’s private equity funds or its management companies, and in the case of debt obligations of KFN are non-recourse to KKR beyond the assets of KFN. KKR believes this measure is useful to unitholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds, other noncontrolling interest holders and KFN. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations other than the debt obligations of KFN.

KKR
EXHIBIT B

KKR'S PORTION OF TOTAL UNCALLED COMMITMENTS TO ITS INVESTMENT FUNDS (UNAUDITED)
(Amounts in thousands)

Uncalled Commitments
Private Markets
European Fund IV	$165,600
Energy Income and Growth Fund	131,000
Real Estate Partners Americas	102,200
Global Infrastructure II	98,400
North America Fund XI	93,600
Real Estate Partners Europe	66,200
European Fund III	47,300
Asian Fund II	46,500
2006 Fund	21,000
Co-Investment Vehicles and Other	671,900
Total Private Markets Commitments	1,443,700

Public Markets
Special Situations Fund	25,300
Special Situations Fund II	233,600
Mezzanine Fund	6,800
Lending Partners	9,500
Lending Partners II	33,600
Lending Partners Europe	41,600
Other Alternative Credit Vehicles	127,700
Total Public Markets Commitments	478,100

Total Uncalled Commitments	$1,921,800

KKR
EXHIBIT C

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. PER COMMON UNIT - BASIC (GAAP BASIS)
TO AFTER TAX ENI PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended
	March 31, 2016	December 31, 2015	March 31, 2015

Net income (loss) attributable to KKR & Co. L.P. per common unit - Basic	$(0.73)	$0.07	$0.62
Weighted Average Common Units Outstanding - Basic	450,262,143	461,374,013	434,874,820
Net income (loss) attributable to KKR & Co. L.P.	(329,939)	32,257	270,507
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	(271,575)	35,060	239,008
Plus: Non-cash equity-based charges	63,823	47,730	76,550
Plus: Amortization of intangibles and other, net	28,882	2,293	(2,790)
Plus: Income tax (benefit)	1,890	27,341	16,138
Economic Net Income (Loss)	(506,919)	144,681	599,413
Less: Equity-based compensation associated with the KKR & Co. L.P. 2010 equity incentive plan	49,961	37,376	52,265
Pre-tax Economic Net Income (Loss)	(556,880)	107,305	547,148
Less: Provision for income tax (benefit)	(3,892)	36,797	21,235
After-tax Economic Net Income (Loss)	(552,988)	70,508	525,913
Weighted Average Adjusted Units	847,972,012	852,446,702	848,061,661
After-tax Economic Net Income (Loss) Per Adjusted Unit	$(0.65)	$0.08	$0.62

KKR
EXHIBIT C (CONTINUED)

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. (GAAP BASIS)
TO ECONOMIC NET INCOME (LOSS), FEE RELATED EARNINGS, FEE AND YIELD EBITDA, AFTER TAX CASH EARNINGS AND TOTAL EBITDA (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Net income (loss) attributable to KKR & Co. L.P.	$(329,939)	$32,257	$270,507
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	(271,575)	35,060	239,008
Plus: Non-cash equity-based charges	63,823	47,730	76,550
Plus: Amortization of intangibles and other, net	28,882	2,293	(2,790)
Plus: Income tax (benefit)	1,890	27,341	16,138
Economic Net Income (Loss)	(506,919)	144,681	599,413
Plus: Income attributable to segment noncontrolling interests	667	5,100	3,622
Less: Total investment income (loss)	(529,598)	(176,375)	220,621
Less: Net performance income (loss)	(77,834)	195,691	268,508
Plus: Expenses of Principal Activities Segment	39,818	50,383	44,573
Fee Related Earnings	140,998	180,848	158,479
Plus: Net interest and dividends	59,576	33,733	50,675
Plus: Depreciation and amortization	3,887	3,775	3,881
Plus: Core interest expense	29,105	29,516	25,332
Less: Expenses of Principal Activities Segment	39,818	50,383	44,573
Fee and Yield EBITDA	193,748	197,489	193,794
Less: Depreciation and amortization	3,887	3,775	3,881
Less: Core interest expense	29,105	29,516	25,332
Plus: Realized performance income (loss), net	59,329	128,654	184,855
Plus: Net realized gains (losses)	(24,183)	(81,343)	180,667
Less: Corporate and local income taxes paid	26,503	37,791	38,805
Less: Income attributable to segment noncontrolling interests	667	5,100	3,622
After-tax Cash Earnings	168,732	168,618	487,676
Plus: Depreciation and amortization	3,887	3,775	3,881
Plus: Core interest expense	29,105	29,516	25,332
Plus: Corporate and local income taxes paid	26,503	37,791	38,805
Plus: Income attributable to segment noncontrolling interests	667	5,100	3,622
Total EBITDA	$228,894	$244,800	$559,316

KKR
EXHIBIT C (CONTINUED)

RECONCILIATION OF KKR & CO. L.P. PARTNERS' CAPITAL (GAAP BASIS)
TO BOOK VALUE AND BOOK VALUE PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	As of	As of
	March 31, 2016	December 31, 2015

KKR & Co. L.P. partners’ capital	$5,035,353	$5,547,182
Noncontrolling interests held by KKR Holdings L.P.	3,998,930	4,347,153
Equity impact of KKR Management Holdings Corp. and other	83,832	84,894

Book value	9,118,115	9,979,229
Adjusted units	845,395,213	847,083,373
Book value per adjusted unit	$10.79	$11.78

RECONCILIATION OF CASH AND CASH EQUIVALENTS (GAAP BASIS)
TO CASH AND SHORT-TERM INVESTMENTS (UNAUDITED)
(Amounts in thousands)

	As of	As of
	March 31, 2016	December 31, 2015

Cash and cash equivalents	$1,280,893	$1,047,740
Liquid short-term investments	255,631	239,910
Cash and short-term investments	$1,536,524	$1,287,650

KKR
EXHIBIT D

RECONCILIATION OF WEIGHTED AVERAGE GAAP COMMON UNITS OUTSTANDING (UNAUDITED)

The following table provides a reconciliation of KKR's Weighted Average GAAP Common Units Outstanding to Weighted Average Adjusted Units:

	Quarter Ended
	March 31, 2016		December 31, 2015	March 31, 2015
Weighted Average GAAP Common Units Outstanding - Basic	450,262,143		461,374,013	434,874,820
Adjustments:
Weighted Average Unvested Common Units and Other Securities (a)	—	(c)	28,330,774	37,350,524
Weighted Average GAAP Common Units Outstanding - Diluted	450,262,143		489,704,787	472,225,344
Adjustments:
Weighted Average KKR Holdings Units (b)	360,317,628		362,741,915	375,836,317
Weighted Average Unvested Common Units and Other Securities (a)	37,392,241	(c)	—	—
Weighted Average Adjusted Units	847,972,012		852,446,702	848,061,661

RECONCILIATION OF GAAP COMMON UNITS OUTSTANDING (UNAUDITED)

The following table provides a reconciliation of KKR's GAAP Common Units Outstanding to Adjusted Units, Adjusted Units Eligible for Distribution and Outstanding Adjusted Units:

	As of		As of
	March 31, 2016		December 31, 2015
GAAP Common Units Outstanding - Basic	446,126,570		457,834,875
Unvested Common Units and Other Securities (a)	40,452,740		27,901,910
GAAP Common Units Outstanding - Diluted	486,579,310		485,736,785
Adjustments:
KKR Holdings Units (b)	358,815,903		361,346,588
Adjusted Units	845,395,213		847,083,373
Adjustments:
Unvested Common Units and Unvested Other Securities (a)	(36,611,119)		(24,060,289)
Adjusted Units Eligible for Distribution	808,784,094		823,023,084
Adjustments:
Vested Other Securities	(3,841,621)		(3,841,621)
Outstanding Adjusted Units	804,942,473		819,181,463

(a)
Represents equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan and other securities that are exchangeable into KKR & Co. L.P common units. The issuance of common units of KKR & Co. L.P. pursuant to such equity awards or other securities dilutes KKR common unitholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.

(b)	Common units that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units.
(c)
Unvested common units and other securities are excluded from the calculation of diluted earnings per common unit on a GAAP basis because inclusion of such unvested common units and other securities would be anti-dilutive having the effect of decreasing the loss per common unit.